                         BUSINESS OPPORTUNITY AGREEMENT


         This Business Opportunity Agreement (this "Agreement") is entered into effective as of the date set forth on the signature page hereof by and between Enron Corp., an Oregon corporation ("Enron"), and EMW Energy Services Corp., a Delaware corporation ("EMW").

                                    RECITALS

         This Agreement is being executed and delivered in accordance with the terms of that certain Contribution and Subscription Agreement, dated as of December 23, 1999 ("Contribution Agreement"), among Enron Energy Services, LLC ("EES"), an Affiliate of Enron, EMW and certain other Persons (such Persons other than EES and EMW are referred to herein collectively as the "Investors"). Pursuant to the Contribution Agreement, EES has contributed certain assets and services to EMW and the Investors have contributed cash to EMW, all on the terms and conditions set forth in the Contribution Agreement. EES and the Investors have received, in consideration for their respective contributions to EMW, certain voting and non-voting securities of EMW and, among other rights, the right to nominate and elect directors to the board of directors of EMW, all on the terms and conditions set forth in the Contribution Agreement and the agreements contemplated thereby.

         As a result of the transactions contemplated by the Contribution Agreement, certain directors, officers or employees of Enron or its Affiliates may serve as directors of EMW (any such Person being referred to herein as a "Designee") or officers of EMW (any such Person being referred to herein as a "Common Officer").

         As the owner of an interest in EMW, Enron and its Affiliates may owe certain duties to EMW. As directors of EMW, the Designees will owe duties to EMW. The law relating to duties that Enron or its Affiliates or its Designees may owe to EMW is not clear. The application of such law to particular circumstances is often difficult to predict and, if a court were to hold that Enron or its Affiliates or its Designees breached any such duty, Enron or its Affiliates or such Designees could be held liable for damages in a legal action brought on behalf of EMW. The parties recognize that any Common Officer will owe duties both to EMW and to Enron or its Affiliates.

         EMW believes that it will benefit from the investment being made by EES in EMW. Enron, however, is unwilling to cause EES to enter into the Contribution Agreement and to, and to cause EES and its Affiliates to, consummate the transactions contemplated thereby unless EMW enters into this Agreement because Enron and its Affiliates engage in certain businesses that are similar to those in which EMW will engage following the consummation of the transactions contemplated by the Contribution Agreement. In order to induce Enron to cause EES to enter into the Contribution Agreement and to, and to cause EES and its Affiliates to, consummate the transactions contemplated thereby, EMW is willing to enter into this Agreement in order to renounce, effective as of the date hereof, any interest or expectancy it or its Affiliates may have in the classes or categories of business opportunities specified herein that are presented to or identified by Enron, its Affiliates or any of their Designees or Common Officers, as more fully described herein. As a result of this Agreement, Enron and its Affiliates may, subject to the terms of that certain Noncompetition Agreement, dated as of the date hereof ("Noncompetition Agreement"), among Enron, EES and EMW, continue to conduct their business and to pursue certain business opportunities without an obligation to offer such opportunities to EMW or any of its Affiliates, and any Designee or Common Officer may continue to discharge his or her responsibilities as a director, officer or employee of Enron or any Person in which Enron has an interest.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants, rights, and obligations set forth in this Agreement, and the benefits to be derived herefrom, and other good and valuable consideration, the receipt and the sufficiency of which each of the parties hereto acknowledges and confesses, the parties hereto agree as follows:

         1.       DEFINITIONS.

                  (a) The following capitalized terms when used in this Agreement shall have the meanings set forth below for such terms (with terms defined in the singular having the corresponding meaning when used in the plural and vice versa), while other terms are defined where first used in this Agreement:

                           "AFFILIATE" of a Person means any other Person
                  controlling, controlled by, or under common control with such first Person; PROVIDED that EMW and its Affiliates that it controls shall not be considered to be Affiliates of Enron or its Affiliates. For purposes of this Agreement, the term "control" and its correlative terms means the possession, directly or indirectly, through one or more intermediaries, through the ownership of voting securities, by contract, or otherwise, of the power or authority to exercise a controlling influence over the management of the Person (including serving as manager, managing partner, or general partner of a Person or performing similar functions for a Person).

                           "CLAIMS" means any and all claims, demands, causes of
                  action, liabilities, losses, costs, damages, and expenses of any kind or nature whatsoever, in law or in equity (including attorneys' fees and costs), and irrespective of whether any such claims or matters arise out of common law, contract, tort, strict liability, violation of statutory laws, or regulations, or any other theory or basis.

                           "PERSON" means a natural person, a corporation, a
                  limited liability company, a joint stock company, a partnership, a limited partnership, a joint venture, a trust, an estate, an unincorporated organization, association, agency or any other entity.

                  (b) Unless otherwise provided or unless the context clearly requires otherwise, all references to "Sections" are to Sections of this Agreement; and all uses of "include" or "including" mean "including, without limitation" or "including, but not limited to".

         2. SCOPE OF BUSINESS OF EMW AND ITS AFFILIATES.

                  (a) EMW hereby renounces any interest or expectancy in any business opportunity that does not consist exclusively of the businesses permitted by the terms of the Amended and Restated Certificate of Incorporation of EMW in effect on the date hereof or as may hereafter be amended in accordance with the terms thereof and applicable law (the " Designated Business").

                  (b) Enron has advised EMW that Enron entered into a Purchase and Sale Agreement, dated as of March 31, 1999, among Enron, Enron Solar Energy, Inc., and Enron Renewable Energy Corp., on the one hand, and Amoco Technology Company, Amoco Solar Holding Company, and BP Amoco Corporation, on the other hand, by which Enron agreed that it and certain Affiliates of Enron would not engage in certain businesses or activities related to the manufacturing or marketing of photovoltaic equipment, including modules, systems and components. In furtherance thereof, EMW acknowledges and agrees that EMW shall not, during the period ending the earlier of April 30, 2002 and such time as EMW and Enron agree that EMW is no longer a Controlled Affiliate as such term is defined in EXHIBIT A, either directly or indirectly (exclusive of any conduct by the Investors or their respective Affiliates that cannot be controlled by EMW), conduct any business or activities that constitute "Prohibited Business" (as such term is defined on EXHIBIT A attached hereto and incorporated herein). EMW agrees to indemnify, defend, and hold harmless Enron and its predecessors and successors in interest, and all of Enron's and its respective predecessors and successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns, from any and all Claims that may be asserted against Enron or such Persons as a result of the breach by EMW of this Section 2(b).

         3. CORPORATE OPPORTUNITIES. EMW recognizes that Enron and its Affiliates, Designees and Common Officers (a) participate and will continue to participate in the Designated Business, directly and through Affiliates, (b) may have interests in, participate with, and maintain seats on the boards of directors of or serve as officers or employees of other Persons engaged in the Designated Business and (c) may develop business opportunities for Enron and its Affiliates and such other Persons. EMW recognizes that (subject to the Noncompetition Agreement) Enron, its Affiliates, its Designees, its Common Officers and other Persons may be engaged in a Designated Business. Subject to the Noncompetition Agreement, EMW (i) acknowledges and agrees that neither Enron, its Affiliates, its Designees, its Common Officers nor any such other Person shall be restricted or prohibited by the relationship between Enron and EMW, or by serving as a director of EMW or Common Officer, from engaging in any Designated Business or any other business, regardless of whether such business activity is in direct or indirect competition with the business or activities of EMW and its Affiliates, on any basis other than actions that are inconsistent with the standards set forth in Sections 4 and 5 hereof, (ii) acknowledges and agrees that, as long as their activities are conducted in accordance with the standards set forth in Sections 4 and 5 hereof, neither Enron, any Affiliate of Enron, any Designee, any Common Officer nor any such other Person shall have any obligation to offer

EMW or any of its Affiliates any business opportunity, (iii) renounces any interest or expectancy in any business opportunity pursued by Enron, any Affiliate of Enron, any Designee, any Common Officer or any such other Person in accordance with the standards set forth in Sections 4 and 5 hereof and (iv) waives any claim that any business opportunity pursued by Enron, any Affiliate of Enron, any Designee, any Common Officer or any such Person constitutes a corporate opportunity of EMW or any of its Affiliates that should have been presented to EMW, unless such business opportunity was pursued in violation of the standards set forth in Sections 4 and 5 hereof.

         4. STANDARDS FOR SEPARATE CONDUCT OF BUSINESS. Enron, any Affiliate of Enron, any Designee, any Common Officer or any other Person in which Enron has an interest or of which a Designee or Common Officer is a director, officer or employee shall be deemed to meet the standards set forth in this Section 4 if its business is conducted through the use of its own personnel and assets and not with the use of any personnel or assets of EMW. Without limiting the foregoing, such standards will be met with respect to a business opportunity only if (a) it is identified by or presented to personnel of Enron, such Affiliate of Enron, such Designee, such Common Officer or such other Person and developed and pursued solely through the use of their personnel and assets (and not based on confidential information disclosed by or on behalf of EMW in or during the course of such Designee's or Common Officer's relationship with EMW), and (b) it did not come to the attention of such Designee or Common Officer solely in, and as a direct result of, his or her capacity as a director or officer of EMW; PROVIDED that (i) if such opportunity is separately identified by Enron or one of its Affiliates or such other Person, or separately presented to Enron or one of its Affiliates or such other Person by a Person other than such Designee or Common Officer, Enron, such Affiliate or such other Person shall be free to pursue such opportunity even if it also came to the Designee's or the Common Officer's attention solely as a result of and in his or her capacity as a director or officer of EMW and (ii) if such opportunity is presented to or identified by a Designee or Common Officer other than solely as a result of and in his or her capacity as a director or officer of EMW, Enron or such Affiliate or such other Person shall be free to pursue such opportunity even if it also came to the Designee's or Common Officer's attention as a result of and in his or her capacity as a director or officer of EMW. Any business opportunity that comes to the attention of a Designee or Common Officer solely as a result of and in his or her capacity as a director or officer of EMW, and otherwise not meeting the standards set forth in this Section 4, shall be a business opportunity for EMW and any Designee or Common Officer shall not be relieved of any duty under applicable law to present such opportunity to EMW nor shall such person be released or indemnified under Section 6 hereof for any failure to do so. Nothing in this Agreement shall be interpreted to allow a Designee or Common Officer to pursue a business opportunity in the Designated Business solely for his or her personal benefit (as opposed to for the benefit of Enron, an Affiliate or Enron or any such other Person).

         5. PROVISIONS APPLICABLE TO OPPORTUNITIES INVOLVING COMMON OFFICERS. Enron agrees that it will not pursue any business opportunity in the Designated Business that is first presented to a Common Officer (I.E., the first officer, director or employee of Enron or an Affiliate of Enron to receive notice of such opportunity from a third party is also an officer of EMW), or that such Common Officer identified on his or her own, unless Enron first offers such opportunity to EMW and within a reasonable period of time EMW notifies Enron in writing that

EMW elects not to pursue such opportunity. Enron agrees that, in connection with any such opportunity presented to EMW, Enron will furnish to EMW all information in Enron's possession or reasonably available to Enron regarding the opportunity in question that is material to a decision by EMW whether or not to pursue such opportunity; PROVIDED, HOWEVER, that as a condition to the furnishing of such information, Enron may require EMW to enter into a written confidentiality agreement to protect any non-public, confidential, or proprietary information of Enron, its Affiliates or any other Person.

         6. INDEMNITY AND RELEASE. In further consideration of the benefits received and to be received by EMW pursuant to the Contribution Agreement and the transactions contemplated thereunder, EMW acknowledges and agrees that with respect to any business opportunity presented to or identified by Enron (which shall include, for purposes of this Section 6, its predecessors and successors in interest, and all of Enron's and its respective predecessors and successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns), which is pursued in accordance with the standards in Sections 4 and 5 of this Agreement, Enron may pursue such opportunity and conduct the business related thereto without any obligation to offer it to EMW. EMW acknowledges and agrees that in such case, to the extent that a court might hold that the pursuit of such opportunity or the conduct of such activity is a breach of any standard of care, a duty of loyalty, or other duty owed to EMW (and without admitting that the pursuit of such opportunity or the conduct of such activity is such a breach of any such standard or duty), EMW hereby fully and irrevocably renounces, releases and waives, to the extent permitted by applicable law, any interest or expectancy in such opportunity or activity pursued by Enron in accordance with the standards in Sections 4 and 5 of this Agreement and any and all Claims that EMW or any Person claiming by, through, or under EMW may have to claim that such business opportunity is a corporate opportunity of EMW or that the pursuit by Enron of any such business opportunity or the conduct of the business related thereto is a breach of any standard of care, duty of loyalty, or other duty owed to EMW (including, to the extent permitted by applicable law, any and all Claims arising either directly or derivatively, and whether brought by, through, or under EMW, or by any stockholder, creditor, subsidiary or Affiliate of EMW). Further, EMW, for itself and its successors and assigns, hereby agrees to indemnify, defend, and hold harmless, to the extent permitted by applicable law, Enron and its predecessors and successors in interest, and all of Enron's and its respective predecessors and successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns, from any and all such Claims that may be asserted (a) by any Person whomsoever claiming by, through, or under EMW or (b) by any successors or assigns of EMW. It is the express intention of EMW that, to the extent permitted by applicable law, the indemnity to Enron herein provided covers any such Claims asserted by, through, or under EMW, notwithstanding that such Persons are not signatories to this Agreement, and whether or not the release provisions are directly enforceable against any Persons who are not signatories to this Agreement. This indemnity applies for the benefit of Enron regardless of whether such claims are based in whole or in part upon the alleged partial or sole negligence or strict liability of Enron (or its predecessors or successors in interest, or Enron's or its respective predecessors or successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns), but shall not apply in the case of bad faith, willful misconduct or breach of this Agreement by Enron, any Designee or Common Officer or any other indemnified party. The renunciations, waivers and agreements herein apply equally to activities to be conducted in the future and activities that have been conducted in the past.

         7.       MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  (b) ASSIGNMENT; BINDING EFFECT. No party hereto shall have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party hereto; and any purported assignment of this Agreement or any of the rights or obligations of a party hereunder without such consent shall be deemed to be null and void ab initio. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

                  (c) AMENDMENT; WAIVERS. This Agreement may be altered, supplemented, amended, or waived only by the written consent of each party hereto.

                  (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings with respect thereto.

                  (e) NO PARTNERSHIP. No term or provision of this Agreement shall be construed to establish any partnership, agency, or joint venture relationship between the parties hereto.

                  (f) INVALIDITY. In the event that any one or more of the provisions contained in this Agreement is, for any reason, held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement.

                  (g) DUTIES TO EXISTING ENTITIES. EMW acknowledges that Enron and its Affiliates have fiduciary and contractual obligations to other Persons under existing agreements and relationships and agrees that, in the event of a conflict between the duties of Enron or its Affiliates under this Agreement and the duties of Enron or its Affiliates to Persons under agreements or relationships that exist on the date hereof, Enron and its Affiliates shall be entitled to perform their duties to such Persons without any liability to EMW or any stockholder, creditor, subsidiary or Affiliate of EMW.

                  (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement effective as of the ____ day of _____________, 2000.


                                        ENRON CORP.


                                        By:    /s/ J. MARK METTS
                                           -------------------------------------
                                        Name:  J. Mark Metts
                                             -----------------------------------
                                        Title: Executive Vice President--Corp.
                                              ----------------------------------
                                               Development
                                              ----------------------------------


                                        EMW ENERGY SERVICES CORP.


                                        By:    /s/ JIMMIE L. WILLIAMS
                                           -------------------------------------
                                        Name:  Jimmie L. Williams
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                    EXHIBIT A
                                       TO
                         BUSINESS OPPORTUNITY AGREEMENT



         8.3      COVENANT NOT TO COMPETE.

         (a) COVENANT NOT TO COMPETE. Enron(1) agrees that, until the third year anniversary of the Closing Date,(2) Enron shall not, and shall cause its Affiliates(3) that it Controls ("Controlled Affiliates") not to, directly or indirectly engage in, or possess any interest in any equity security (as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended) of any Person engaging in, the manufacture or marketing of photovoltaic equipment, including modules, systems and components (collectively, the "Prohibited Business"); PROVIDED, HOWEVER, that this
Section 8.3 shall not prohibit or restrict any of the following:

                  (i) the acquisition, directly or indirectly, by Enron or any of its Controlled Affiliates of not more than fifteen percent (15%) of the equity securities of a publicly traded entity that is engaged in any Prohibited Business; or

                  (ii) any acquisition or activities otherwise prohibited by this Section 8.3 that are conducted by (A) Enron Oil & Gas Company, a Delaware corporation, (B) Northern Border Partners, L.P., a Delaware limited partnership, (C) EOTT Energy Partners, L.P., a Delaware limited partnership, (D) Citrus Corporation, a Delaware corporation, (E) Azurix Corp., a Delaware corporation, or (F) any Person in whom Enron or any Controlled Affiliate of Enron owns fifty percent (50%) or less of the issued and outstanding voting securities, PROVIDED, HOWEVER, that this clause (F) shall not permit Enron or any Controlled Affiliate of Enron to, directly or indirectly, form or enter into a new joint venture (of whatever structure or legal entity) which will engage in any Prohibited Business; and PROVIDED FURTHER, that a Person listed in this Section 8.3(a)(ii) shall become subject to the obligations of this Section 8.3 if such Person hereafter becomes a direct or indirect, wholly-owned subsidiary of Enron; or

                  (iii) the acquisition, ownership or operation, directly or indirectly, by Enron or any of its Controlled Affiliates of all or any portion of a Person or its business or assets where not more than thirty percent (30%) of the total acquisition value of such acquired Person, business or assets is attributable to any Prohibited Business; and, PROVIDED FURTHER, that Enron or any such Controlled Affiliate shall divest of that portion of any Prohibited Business which exceeds the thirty percent (30%) limitation in the event that such Person was held to have violated the provisions of this Section 8.3(a)(iii); or

                  (iv) the integration of photovoltaic systems by Enron or any of its Controlled Affiliates that is in conjunction with the business of providing energy and energy related products

--------
(1) Enron is Enron Corp.
(2) Closing Date was April 30, 1999.
(3) Affiliate" means a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

and services or comprehensive facilities management; PROVIDED that such photovoltaic systems do not constitute the sole or the primary portion of the project; and PROVIDED FURTHER that such Persons are prohibited from engaging in the marketing of photovoltaic equipment, including individual modules and components, as separate from photovoltaic systems.


                                      A-2